AMENDMENT NO.11 TO FINANCING AGREEMENTS


                                                                 October 4, 1999

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036


Ladies and Gentlemen:


     Congress Financial Corporation (together with its successors and assigns, "Congress") and Worksafe Industries Inc., formerly known as Eastco Industrial Safety Corp. ("Worksafe") and Eastco Glove Technologies, Inc. ("Eastco Glove", and together with Worksafe and their respective succcessors and assigns, individually and collectively, "Borrower") and Puerto Rico Safety Equipment Corporation ("PR Equipment"), Worksafe Industries of Puerto Rico Inc., formerly known as Puerto Rico Safety Corporation ("PR Safety"). Disposable Safety Wear Inc. ("Disposable"), Safety Wear Corp. ("Safety") and Protective Knitting Inc. ("PKI", and together with PR Equipment, PR Safety, Disposable and Safety, each individually a "Guarantor", and collectively, "Guarantors") have entered into financing arrangements pursuant to which Congress may make loans and provide other financial accommodations to Borrower as set forth in the Accounts Financing Agreement [Security Agreement), dated as of October 1, 1991, by and among Congress and Borrower, as amended by Amendment to Financing Agreements, dated June 29, 1993, Amendment No. 2 to Financing Agreements, dated September 30, 1994, Amendment No. 3 to Financing Agreements, dated July 1, 1995, Amendment No. 4 to Financing Agreements, dated November, 1995, Amendment No. 5 to Financing Agreements, dated as of February 1, 1996, Amendment No.6 to Financing Agreements, dated as of February 23, 1996, Amendment No. 7 to Financing Agreements, dated July 22, 1996, Amendment No. 8 to Financing Agreements, dated April 17, 1997, Amendment No.9 to Financing Agreements, dated January 11, 1999 and Amendment No. 10 to Financing Agreements, dated June 30, 1999 and as supplemented, including, without limitation, by the Covenants Supplement to Accounts Financing Agreement [Security Agreement], dated as of October 1, 1991, by and among Congress and Borrower, (the "Covenants Supplement") and the letter re: Inventory Loans, dated as of October 1, 1991, by Borrower in favor of Congress as the same is amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein is the "Financing Agreements"). All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     Borrower and Guarantors have requested that Congress agree to certain amendments to the Loan Agreement in connection with Worksafe's purchase of up to 320,000 shares of its common stock, and Congress is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Congress, Borrower and Guarantors desire and intend to evidence such amendments.

     In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

     1. Definitions.

     (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

     (i) "Excess Availability" shall mean the amount, as determined by Congress, calculated at any time, equal to: (a) the lesser of: (i) the Revolving Loans available to Borrower as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Congress, and subject to any sublimits and reserves from time to time established by Congress under the Loan Agreement and (ii) the Revolving Loan Limit minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding aggregate principal amount of New Equipment Term Loans and the Term Loan), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time; plus
     (iii) the amount of checks issued by Borrower to pay trade payables which are more than sixty (60) days past due as of such time, but not yet sent.

     (ii) "Revolving Loans" shall mean the loans now or hereafter made by Congress to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 of the Loan Agreement and in paragraph 2 of the letter, dated October 1, 1991, re:
     Inventory Loans, by Borrower in favor of Congress. Revolving Loans shall not include Supplemental Loans.

     (iii) "Revolving Loan Limit" shall mean, at any time, the Maximum Credit minus the then outstanding principal amount of New Equipment Term Loans and the Term Loan.

     2. Amendments to Covenants Supplement.

     (a) Dividends. Section 2.6 of the Covenants Supplement is hereby deleted in its entirety and the following substituted therefor:


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


     "2.6. Dividends. Borrower shall not, and shall not permit any Subsidiary of Borrower to, directly or indirectly, during any fiscal year, commencing with the current fiscal year, declare or pay any dividends on account of any shares of any class of capital stock of Borrower or its Subsidiaries now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) or apply or set apart any sums, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that (a) any Subsidiary of Borrower may declare and pay dividends to Borrower on account of any shares of any class of capital stock of such Subsidiary which such Subsidiary is legally entitled to declare or pay and (b) Worksafe may purchase from time to time in the open market or in privately-solicited purchases up to 320,000 shares of its own common stock; provided, that (i) the aggregate amount paid by Worksafe to purchase such shares shall not exceed $400,000, (ii) the aggregate amount paid by Worksafe for each purchase of its common stock shall not exceed $30,000, (iii) Excess Availability for each of the fourteen (14) consecutive days immediately preceding the date of any such purchase shall have exceeded $50,000, (iv) Excess Availability for each of the fourteen
     (14) consecutive days immediately succeeding the date of any such purchase shall exceed $50,000, (v) as of the date of any such purchase and after giving effect thereto, Excess Availability shall exceed $50,000, (vi) as of the date of any such purchase and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and
     (vii) no such purchases may be made by Worksafe on or after October
     4,2001."

     (b) Consolidated Tangible Net Worth. Section 2.7 of the Covenants Supplement is hereby deleted in its entirety and the following substituted therefor:

     "2.7 Consolidated Tangible Net Worth. Borrower and its Subsidiaries shall, at all times, until all Obligations have been indefeasibly paid in full, maintain a Consolidated Tangible Net Worth of not less than: (a) $2,400,000 for the period beginning on and including June 30, 1999 and ending on and including December 31, 1999; (b) $2,450,000 for the period beginning on and including January 1, 2000 and ending on and including June 30, 2000; and
     (c) $2,500,000 beginning on and including July 1, 2000 and at all times thereafter,"


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


     3. Additional Representations, Warranties and Covenants. Borrower and Guarantors hereby jointly and severally represent, warrant and covenant with and to Congress as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of loans and providing other financial accommodations by Congress to Borrower:

     (a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

     b) This Amendment has been duly executed and delivered by Borrower and Guarantors and is in full force and effect as of the date hereof and the agreements and obligations of Borrower and Guarantors contained herein constitute legal, valid and binding obligations of Borrower and Guarantors enforceable against each of them in accordance with its terms.

     4. Conditions Precedent. The effectiveness of the amendments contained in Sections 1 and 2 hereof is subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Congress;

     (a) al1 representations and warranties contained herein shall be true and correct;

     (b) as of the date hereof, no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred;

     (c) Congress shall have received an original of this Amendment, duly authorized, executed and delivered by Borrower and Guarantors; and

     (d) Congress shall have received the amendment fee referred to in Section 5 hereof.

     5. Amendment Fee. Borrower shall pay to Congress as an amendment fee the amount of $2,000 which fee shall be fully earned and payable as of the date hereof. Congress may, at its option, charge the amount of such fee directly to Borrower's loan account maintained by Congress.

     6. Additional Defaults. The failure of any Borrower or Guarantor to comply with the representations, warranties, covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Congress shall constitute an Event of Default under the Financing Agreements.

     7. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the


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


Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by any Borrower or Guarantor or to entitle any Borrower or Guarantor to any other consent. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     8. Governing Law. The validity, interpretation and enforcement of this Amendment and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

     9. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

     10. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     11. Binding Effect. This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     The parties hereto have caused this letter agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

                                         Very truly yours,

                                         WORKSAFE INDUSTRIES INC., formerly
                                         known as Eastco Industrial Safety Corp.

                                         By:  /s/ ARTHUR J. WASSERSPRING
                                              ----------------------------------

                                         Title: VP
                                                --------------------------------

                                         EASTCO GLOVE TECHNOLOGiES, INC.

                                         By:  /s/ ARTHUR J. WASSERSPRING
                                              ----------------------------------

                                         Title: VP
                                                --------------------------------


                       (SIGNATURES CONTINUE ON NEXT PAGE)


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


                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGREED:

PUERTO RICO SAFETY EQUIPMENT
CORPORATION

By: /s/ ARTHUR J. WASSERSPRING
    -------------------------------------

Title:       VP
        ---------------------------------


WORKSAFE INDUSTRIES OF PUERTO
RICO INC., formerly known as Puerto
Rico Safety Corporation

By: /s/ ARTHUR J. WASSERSPRING
    -------------------------------------

Title:       VP
        ---------------------------------


DISPOSABLE SAFETY WEAR INC.

By: /s/ ARTHUR J. WASSERSPRING
    -------------------------------------

Title:       VP
        ---------------------------------


SAFETY WEAR CORP.

By: /s/ ARTHUR J. WASSERSPRING
    -------------------------------------

Title:       VP
        ---------------------------------


PROTECTIVE KNITTING, INC.

By: /s/ ARTHUR J. WASSERSPRING
    -------------------------------------

Title:       VP
        ---------------------------------


CONGRESS FINANCIAL CORPORATION

By: /s/ Cindy Denbaum
    -------------------------------------

Title:  VP
       ----------------------------------


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